UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2015

BroadSoft, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34777	52-2130962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9737 Washingtonian Boulevard, Suite 350

Gaithersburg, Maryland 20878

(Address of principal executive offices)

(301) 977-9440

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 20, 2015, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of BroadSoft, Inc. (“BroadSoft” or the “Company”) approved compensation arrangements for the Company’s executive officers for the year ending December 31, 2015. Compensation for the Company’s executive officers in 2015 consists of the following: (a) base salaries, (b) as described below for Mr. Tessler, sales commissions and (c) cash bonus awards under incentive compensation plans adopted by the Compensation Committee on February 20, 2015.

No equity awards were granted to BroadSoft’s executive officers by the Compensation Committee during its February 20, 2015 meeting.

As part of its annual review and consideration of executive compensation matters, the Compensation Committee engaged an independent third party compensation consultant to review overall compensation for BroadSoft’s executive officers in 2015.

Base Salaries

Effective as of April 1, 2015, base salaries of the Company’s executive officers are as follows:

Name:	Base Salary Effective as of April 1, 2015

Michael Tessler, President and Chief Executive Officer	$510,880
Scott D. Hoffpauir, Chief Technology Officer	$337,840
James A. Tholen, Chief Financial Officer	$350,200
Taher G. Behbehani, Chief Marketing Officer	$300,000	*

*	Mr. Behbehani’s base salary for 2015 was not adjusted and remains the same as his base salary in 2014 since he joined the Company on October 20, 2014.

Target Annual Cash Bonus Awards

In accordance with the terms of the BroadSoft 2015 Executive Officer Annual Bonus Plan (the “2015 Bonus Plan”) as approved by the Compensation Committee and as described below, the target annual cash bonus awards for the Company’s executive officers for the year ending December 31, 2015 were set as follows:

Name:	Total Annual Target Bonus

Michael Tessler	$408,910
Scott D. Hoffpauir	$202,910
James A. Tholen	$210,120
Taher G. Behbehani	$150,000	*

*	Mr. Behbehani’s target annual cash bonus for 2015 was not adjusted and remains the same as his target annual cash bonus in 2014 since he joined BroadSoft on October 20, 2014. In addition, Mr. Behbehani is eligible for an annual discretionary bonus in the amount of up to $50,000, with the actual amount earned based on his achievement of objectives mutually agreed to by Mr. Behbehani and Mr. Tessler, his manager.

Sales Commissions

Additionally, since Mr. Tessler is currently acting as BroadSoft’s interim head of Worldwide Sales, the Compensation Committee determined that it would be appropriate for Mr. Tessler to participate in BroadSoft’s standard form commission plan. For 2015, the Compensation Committee established a commission target amount for Mr. Tessler of $100,000, which would be earned consistent with the Company’s 2015 sales compensation plan on achievement of BroadSoft’s 2015 worldwide billings target. If BroadSoft appoints a new head of worldwide sales during 2015, Mr. Tessler would be eligible for commissions earned through the date he ceases acting as the head of worldwide sales.

2015 Executive Bonus Plan

The Compensation Committee approved the following terms for the 2015 Bonus Plan. The three performance measure components of the 2015 Bonus Plan are described in more detail below:

Revenue Target

Except as described below, BroadSoft’s total consolidated revenue performance represents a 35% weighting of each executive officer’s annual target bonus amount. The attainment of revenues against a specified target will determine a payout percentage to be multiplied against the 35% weighting for the revenue component.

•	In the event BroadSoft’s revenue for the year equals 100% of its revenue target, the payout percentage for this component will be 100%.

•	In the event BroadSoft’s revenue for the year is approximately 92.7% of its revenue target, the payout percentage for this component will be 80%.

•	In the event BroadSoft’s revenue for the year is between approximately 92.7% and 100% of its revenue target, the payment percentage for this component will be adjusted linearly between 80% and 100%.

•	In the event BroadSoft’s revenue for the year is less than approximately 92.7% of its revenue target, the payout percentage for this component will be 0%.

•	In the event BroadSoft’s revenue for the year exceeds 100% of its revenue target, 5% of such revenue greater than such target revenue will be paid in bonuses to the Company’s executive officers and other officers, including the executive officers that are entitled to participate in the 2015 Bonus Plan, with the actual bonus per executive officer determined by the Compensation Committee.

Non-GAAP Operating Income Target

BroadSoft’s non-GAAP operating income performance represents a 35% weighting of each executive officer’s annual target bonus amount. For purposes of the 2015 Bonus Plan, non-GAAP operating income is defined in the same manner as used by BroadSoft in its earnings releases. The attainment of non-GAAP operating income against a specified target will determine a payout percentage to be multiplied against the 35% weighting for the non-GAAP operating income component.

•	In the event BroadSoft’s non-GAAP operating income for the year equals 100% of its non-GAAP operating income target, the payout percentage for this component will be 100%.

•	In the event BroadSoft’s non-GAAP operating income for the year is approximately 81.2% of its non-GAAP operating income target, the payout percentage for this component will be 80%.

•	In the event BroadSoft’s non-GAAP operating income for the year is between approximately 81.2% and 100% of its non-GAAP operating income target, the payment percentage for this component will be adjusted linearly between 81.2% and 100%.

•	In the event BroadSoft’s non-GAAP operating income for the year is less than approximately 81.2% of its non-GAAP operating income, the payout percentage for this component will be 0%.

The revenue target and non-GAAP operating income targets will exclude any contributions derived from acquisitions, if any, during 2015.

Corporate Strategic Objectives

The achievement of four of BroadSoft’s corporate strategic objectives as set forth in the 2015 Bonus Plan represents a 30% weighting of each executive officer’s annual target bonus amount. During the first quarter of 2016, the Compensation Committee will measure the achievement of these objectives on an individual basis for each of BroadSoft’s executive officers in 2015.

2015 Cloud Revenue Bonus Plan

In addition to the 2015 Bonus Plan, the Compensation Committee established a cash bonus program for Messrs. Tessler, Hoffpauir and Tholen solely with respect to the Company’s attainment of revenues based on sales of its cloud-based products and services against a specified target (the “2015 Cloud Revenue Bonus Plan”). The revenue target will exclude any cloud-based revenues derived from acquisitions, if any, during 2015.

•	In the event BroadSoft’s cloud-based revenue for the year equals 100% of the revenue target, the bonus under the 2015 Cloud Revenue Bonus Plan will be $300,000 for Mr. Tessler and $100,000 for each of Messrs. Hoffpauir and Tholen.

•	In the event BroadSoft’s cloud-based revenue for the year is 90% of the revenue target, the bonus under the 2015 Cloud Revenue Bonus Plan will be 50% of the foregoing amount for each individual.

•	In the event BroadSoft’s cloud-based revenue for the year is between approximately 90% and 100% of the revenue target, the bonus under the 2015 Cloud Revenue Bonus Plan will be adjusted linearly between 90% and 100%.

During the first quarter of 2016, the Compensation Committee will measure BroadSoft’s cloud-based revenue for purposes of determining whether any awards were achieved under the 2015 Cloud Revenue Bonus Plan. The Compensation Committee will have discretion to award such amount, if earned, in either cash or restricted stock units settled in shares of BroadSoft common stock.

2014 Cash Bonus Payments

On February 20, 2015, the Compensation Committee approved the payout of 2014 cash bonuses to each of Messrs. Tessler, Hoffpauir and Tholen under the BroadSoft 2014 Executive Officer Bonus Plan (the “2014 Executive Bonus Plan,” as previously described in the Company’s Current Report on Form 8-K filed on March 4, 2014). Mr. Behbehani’s 2014 bonus of $37,500 was negotiated in connection with his hire in October 2014 and, therefore, he did not participate in the 2014 Executive Bonus Plan.

The Compensation Committee determined that the Company achieved (i) 95.54% of the revenue target, (ii) 93.77% of the non-GAAP operating income target and (iii) 96% of its 2014 strategic corporate objectives set forth in the BroadSoft 2014 Executive Bonus Plan. The Company exceeded the threshold amount for the revenue and operating income target components of the 2014 Executive Bonus Plan. As a result, the Compensation Committee determined to award each of the following executive officers 95% of his target bonus for 2014, such that the following cash bonuses were earned and approved:

Name:	Total 2014 Cash Bonus

Michael Tessler	$377,150
Scott D. Hoffpauir	$187,150
James A. Tholen	$193,800

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADSOFT, INC.

Date: February 26, 2015	By:	/s/ Mary Ellen Seravalli
		Name:	Mary Ellen Seravalli
		Title:	Vice President and General Counsel